UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2013

GLOBAL EARTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-31343 (Commission File Number)	36-4567500 (IRS Employer Identification No.)
1213 Culberth Drive, Wilmington, North Carolina (principal executive offices)	28405 (Zip Code)

(910) 270-7749
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2013, Hawk Manufacturing, Inc., of Fort Mill, South Carolina, (“Hawk”) entered into a definitive Stock Purchase Agreement to acquire sixty-five (65%) percent of the outstanding common shares of Trump Equipment Company, Inc. of New Bruanfels, Texas, a heavy truck and trailer company specializing in sales and leasing of used trucks, trailers and dump trucks, among others (the “Agreement”)  (“Trump”). Pursuant to the terms of the agreement, Hawk acquired 6,735 common shares of Trump in exchange for: (a) $3,550,000 in cash; and (b) a ten (10) year promissory note in the principal amount of $820,904.85 bearing a seven (7%) percent coupon made payable to the order Crecemos Technologies, LLC a Texas limited liability company. In addition, Hawk agreed to assume the outstanding debt obligations of Trump.

The registrant, Global Earth Energy, Inc. (“Global Earth” or the “Company”), acquired twenty (20%) percent of the total outstanding common shares of Hawk on August 28, 2013 in exchange for twenty (20%) percent of the total outstanding common shares of the Company. The share exchange was first reported by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2013.

A true and accurate copy of the Stock Purchase Agreement is included as Exhibit 10.2 of this Report.

Item 7.01        Regulation FD Disclosure

On September 27, 2013, Global Earth Energy, Inc. announced that Hawk Manufacturing, Inc., of which it owns twenty (20%) percent of the total outstanding common shares, had acquired Trump Equipment Company, Inc. A true and accurate copy of the press release announcing such acquisition is attached as Exhibit 99.1 hereto.

 Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit Number              Description

10.2*                              Stock Purchase Agreement dated September 27, 2013

99.1*

Press Release Dated September 27, 2013

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*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2013	GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland
Sydney A. Harland, Chief Executive Officer

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